FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)         October   31, 1996
                                                 -------------------------------


                       UNITED DOMINION REALTY TRUST, INC.
             (Exact name of registrant as specified in its charter)




              Virginia                   1-10524                54-0857512
State or other jurisdiction of         (Commission            (I.R.S. Employer
 incorporation of organization)        File Number)          Identification No.)



        10 South Sixth Street, Suite 203, Richmond, Virginia  23219-3802
                    (Address of principal executive offices)





Registrant's telephone number, including area code          (804) 780-2691
                                                   -----------------------------






                                   NO CHANGE
          (Former name or former address, if change since last report)

ITEM 2. OTHER EVENTS

On October, 31 1996, the registrant, United Dominion Realty Trust, Inc. ("the Company"), acquired an apartment community from Property Asset Management, Inc., an affiliate of Lehman Brothers Holding, Inc. Following this transaction, the Company's acquisitions for 1996 were "significant" in the aggregate and necessitating the filing of this Form 8-K.

A brief summary of each of the Company's 1996 acquisitions to date is set forth below. Each property was acquired from an unrelated seller for consideration agreed upon through arm's length bargaining. Unless stated otherwise, to the extent cash was utilized to complete an acquisition, the source of that cash was bank line borrowings.

On February 20, 1996, the Company acquired an apartment community from Brooksea Associates, an Illinois limited partnership and an affiliate of Balcor Company for $6.0 million, including closing costs, all cash. Seabrook Apartments, located in Orlando, Florida, is a 200 home garden apartment community located on
15.52 acres constructed in 1984.

On February 23, 1996, the Company acquired an apartment community from John Hancock Apartment Fund Limited Partnership, a Massachusetts limited partnership for $10.8 million, including closing costs, all cash. Hampton Ridge Apartments, located in Woodbridge, Virginia, is a 192 home garden apartment community located on 11.30 acres constructed in 1987.

On March 7, 1996, the Company acquired an apartment community from RCPF Limited Partnership, a North Carolina limited partnership for $13.5 million, including closing costs, all cash. Steeplechase Apartments, located in Greensboro, North Carolina, is a 244 home garden apartment community located on 20.75 acres constructed in 1990.

On March 28, 1996, the Company acquired an apartment community from Berkman Brookridge Tenn, L.L.C., a Georgia limited liability company for $6.2 million, including closing costs, all cash. Brookridge Apartments, located in Nashville, Tennessee, is a 176 home garden apartment community located on 10.36 acres constructed in 1986.

On May 9, 1996, the Company acquired an apartment community from W.P. Associates, Limited, a Florida limited partnership and affiliate of Vestcor Equities, Inc. for $16.7 million, including closing costs, all cash. Westland Park Apartments, located in Jacksonville, Florida, is a 405 home garden apartment community located on 27.17 acres constructed in 1989 and 1990.

On May 28, 1996, the Company acquired an apartment community from Antler Investors, an Illinois limited partnership and affiliate of The Balcor Company for $15.1 million, including closing costs. The Company assumed a $10.1 million mortgage note payable with John Hancock Mutual Life Insurance Company bearing interest of 8.25% and paid cash for the remaining $5.0 million. The Antlers Apartments, located in Jacksonville, Florida, is a 400 home garden apartment community located on 46.04 acres constructed in 1985.

On June 25, 1996, the Company acquired an apartment community from Middle Ridge Apartments, L.P., a Delaware limited partnership and affiliate of Paracor Finance, Inc. for $16.6 million, including closing costs, all cash. Chase at Middle Ridge Apartments, located in Woodbridge, Virginia, is a 280 home garden apartment community located on 21.20 acres constructed in 1990.

On June 26, 1996, United Dominion Realty L.P., a Virginia limited partnership, acquired an apartment community from Riverwood Investment Company, L.P., a California limited partnership for $14.1 million, including closing costs. The Company assumed a $5.7 million mortgage note payable with Metropolitan Life Insurance Company bearing interest of 9.0% and issued 136,260 operating partnership units at $14.725, valued at $2.0 million and paid cash for the remaining $6.4 million. Riverwood Apartments, located in Roswell, Georgia, is a 340 home garden apartment community located on 38.6 acres constructed in 1980.

On August 15, 1996, the Company acquired a portfolio of 18 apartment communities, containing 4,508 apartment homes, for an aggregate purchase price of $182.6 million, including closing costs (the "Southeast Portfolio"), from entities and individuals that control the real property owners (the "Seller") as previously reported on Form 8-K dated August 15, 1996. The acquisition of the Southeast Portfolio was financed through several sources which include: (i) cash of $25.1 million, (ii) the assumption of secured debt encumbering the properties in the aggregate amount of $109.8 million, (iii) Seller financing (unsecured) of $25.0 million and (iv) 1.7 million newly issued shares of the Company's common stock valued at $22.7 million ($13.50 per share). The debt assumed includes $71.2 million provided by First Union National Bank and Wachovia Bank under secured credit facilities. A description of each of the properties, the real property owners and related mortgage and construction debt (exclusive of the First Union National Bank and Wachovia Bank secured debt described above) is outlined below:

         * South Hills Apartments was conveyed by Carolina Residential Income Properties, L.L.C. South Hills Apartments, located in Charlotte, North Carolina, is a 144 home garden apartment community located on 12.85 acres constructed in 1984.

         * Chateau Village Apartments was conveyed by Southeast Mortgage & Investment Corporation. Chateau Village Apartments, located in Gastonia, North Carolina, is a 250 home garden apartment community located on 22.98 acres constructed in 1974.

         * Woodberry Apartments was purchased from Carolina Residential Income Properties, L.L.C. Woodberry Apartments, located in Asheville, North Carolina, is a 168 home garden apartment community located on 22.03 acres constructed in 1987.

         * Lake Brandt Apartments was coveyed by Southeast Mortgage & Investment Corporation. Lake Brandt Apartments, located in Greensboro, North Carolina, is a 284 home garden apartment community located on 32.25 acres constructed in 1995.

         * Northwinds Apartments was conveyed by Carolina Residential Income Properties, L.L.C. Northwinds Apartments, located in Greensboro, North Carolina, is a 232 home garden apartment community located on 28.68 acres constructed in 1988 and 1989.

         * Westwinds Apartments was conveyed by Carolina Residential Income Properties, L.L.C. Westwinds Apartments, located in Greensboro, North Carolina, is a 276 home garden apartment community located on 20.75 acres constructed in 1986.

         * Deerwood Crossing Apartments was conveyed by Southeast Mortgage & Investment Corporation. Deerwood Crossing Apartments, located in Winston-Salem, North Carolina, is a 285 home garden and townhouse apartment community located on 26.91 acres constructed in 1973.

         * Dutch Village Apartments was conveyed by Southeast Mortgage & Investment Corporation. Dutch Village Apartments, located in Winston-Salem, North Carolina, is a 203 home garden and townhouse apartment community located on 13.98 acres constructed in 1970.

         * Ramsgate Apartments was conveyed by Carolina Residential Income Properties, L.L.C. Ramsgate Apartments, located in Chapel Hill , North Carolina, is a 188 home garden apartment community located on 12.96 acres constructed in 1988.

         * Cumberland Trace Apartments was conveyed by from Southeast Mortgage & Investment Corporation. Cumberland Trace Apartments, located in Fayetteville, North Carolina, is a 248 home garden apartment community located on 21.79 acres constructed in 1973.

         * Morganton Place Apartments was conveyed by Southeast Mortgage & Investment Corporation. The property is encumbered by an $8.7 million mortgage note payable with Wachovia Bank bearing a variable rate of interest at LIBOR + 1.0%. Morganton Place Apartments, located in Fayetteville, North Carolina, is a 280 home garden apartment community located on 13.63 acres constructed in 1994.

         * The Village at Cliffdale Apartments was conveyed by The Village at Cliffdale, L.L.C. The property is encumbered by a $10.5 million mortgage note payable bearing interest at 7.875%. The Village at Cliffdale Apartments, located in Fayetteville, North Carolina, is a 356 home garden apartment community located on 24.78 acres constructed in 1991 and 1992.

         * Cape Harbor Apartments was conveyed by Southeast Mortgage & Investment Corporation. Cape Harbor is encumbered by a $9.5 million construction loan bearing interest at LIBOR + 1.0%. Cape Harbor Apartments, located in Wilmington, North Carolina, is a 360 home garden apartment community located on 24.78 acres constructed in 1995 and 1996.

         *        Rivergate Apartments was conveyed by Rivergate Apartments Inc.
                  The property is encumbered by a $9.8 million mortgage note payable at 8.0%. Rivergate Apartments, located in Columbia, South Carolina, is a 316 home garden apartment community located on 19.20 acres constructed in 1989.

         * Stonesthrow Apartments was conveyed by Carolina Residential Income Properties, L.L.C. Stonesthrow Apartments, located in Greenville, South Carolina, is a 388 home garden apartment community located on 26.10 acres constructed in 1990 and 1995.

         * Westgate Apartments was conveyed by Spartanburg Multi-Family Associates. Westgate Apartments, located in Spartanburg, South Carolina, is a 122 home garden apartment community located on 7.95 acres constructed in 1976.

         * Lake of the Woods Apartments was conveyed by from Southeast Mortgage & Investment Corporation. Lake of the Woods Apartments, located in Atlanta, Georgia, is a 216 home garden apartment community located on 22.12 acres constructed in 1989.

         * Kings Arms Apartments was conveyed by Southeast Mortgage & Investment Corporation. Kings Arms Apartments, located in Virginia Beach, Virginia , is a 192 home garden and townhouse apartment community located on 15.88 acres constructed in 1966.


On September 26, 1996, the Company acquired an apartment community from Park Forest Associates, L.P., a Pennsylvannia limited partnership, for $6.5 million, including closing costs. The Company assumed a $4.3 million mortgage note payable from American General Life Insurance Company bearing interest of 8.125% and paid cash for the remaining $2.2 million. Park Forest Apartments, located in Greensboro, North Carolina, is a 151 home garden apartment community located on
11.48 acres constructed in 1987.

On October 31, 1996, the Company acquired an apartment community from Property Asset Management, Inc., a Delaware corporation and affiliate of Lehman Brothers Holding, Inc. for $15.2 million, including closing costs. Los Altos Apartments, located in Orlando, Florida, is a 328 home garden apartment community located on
17.50 acres constructed in 1990.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     Description                                           Location


(a)  Financial Statements of Businesses Acquired         6 through 15

(b)  Pro Forma Financial Information                    16 through 27

(c)  Exhibits
     Consents of Independent Public Accountants         29 through 30

                       [L.P. MARTIN & COMPANY LETTERHEAD]

                          Independent Auditors' Report

To the Owners of
Steeplechase Apartments

We have audited the accompanying statement of rental operations (as defined in Note 2) of Steeplechase Apartments for the year ended December 31, 1995. This financial statement is the responsibility of the management of Steeplechase Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Current Report on Form 8-K of United Dominion Realty Trust, Inc.), as described in Note 4, and is not intended to be a complete presentation of Steeplechase Apartments' revenues and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and operating expenses, as described in Note 2, of Steeplechase Apartments for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

/s/ L. P. Martin & Company, P.C.

L. P. Martin & Company, P.C.
Certified Public Accountants
Richmond, Virginia
June 20, 1996

                            STEEPLECHASE APARTMENTS

                         STATEMENT OF RENTAL OPERATIONS

                          YEAR ENDED DECEMBER 31, 1995


REVENUES FROM RENTAL PROPERTY                                  $1,867,137
                                                               ----------
RENTAL PROPERTY EXPENSES:
                Real Estate Taxes                                 147,446
                Repairs and Maintenance                           176,289
                Utilities                                          67,354
                Property Management Fees                           93,375
                Other Operating Expenses                          169,109
                                                               ----------
                        TOTAL RENTAL PROPERTY EXPENSES            653,573
                                                               ----------
                        INCOME FROM RENTAL OPERATIONS          $1,213,564
                                                               ==========

The accompanying notes are an integral part of this statement.

                            STEEPLECHASE APARTMENTS

                  NOTES TO THE STATEMENT OF RENTAL OPERATIONS

                          YEAR ENDED DECEMBER 31, 1995


NOTE 1 - BASIS OF PRESENTATION

Steeplechase Apartments (The Property) consists of a 244 unit garden style residential apartment community located in Greensboro, North Carolina together with the existing leases. The assets that comprise the Property have been held as an investment of RCPF Limited Partnership, a North Carolina limited partnership (the owner), throughout the year ended December 31, 1995. The accompanying financial statement presents the results of rental operations of the Property as a stand-alone entity.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue and Expense Recognition

The accompanying statement of rental operations has been prepared using the accrual method of accounting. Certain expenses such as depreciation, amortization, income taxes, mortgage interest expense and asset management fees are not reflected in the statement of rental operations, as required by Rule 3-14 of Regulation S-X of the Securities and Exchange Commission.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

NOTE 3 - PROPERTY MANAGEMENT FEES

Property management services were provided through Richardson Corporation, an
affiliate of the owner of the property.   Fees for such services were 5% of
gross receipts from operations.

NOTE 4 - SALE OF PROPERTY

The property was sold to, UDRT of North Carolina, L.L.C., a wholly owned subsidiary of United Dominion Realty Trust, Inc. on March 7, 1996. This statement of rental operations has been prepared to be included in a Current Report on Form 8-K to be filed by United Dominion Realty Trust, Inc.

                       [L.P. MARTIN & COMPANY LETTERHEAD]

                          Independent Auditors' Report


To the Owners of
Westland Park Apartments

We have audited the accompanying statement of rental operations (as defined in Note 2) of Westland Park Apartments for the year ended December 31, 1995. This financial statement is the responsibility of the management of Westland Park Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Current Report on Form 8-K of United Dominion Realty Trust, Inc.), as described in Note 4, and is not intended to be a complete presentation of Westland Park Apartments' revenues and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and operating expenses, as described in Note 2, of Westland Park Apartments for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


/s/ L. P. Martin & Company, P.C.

L. P. Martin & Company, P.C.
Certified Public Accountants
Richmond, Virginia
June 18, 1996

                            WESTLAND PARK APARTMENTS

                         STATEMENT OF RENTAL OPERATIONS

                          YEAR ENDED DECEMBER 31, 1995



REVENUES FROM RENTAL PROPERTY                               $2,771,484
                                                            ----------
RENTAL PROPERTY EXPENSES:
                Real Estate Taxes                              250,083
                Repairs and Maintenance                        304,307
                Utilities                                      105,284
                Property Management Fees                       152,463
                Other Operating Expenses                       377,894
                                                               -------
                        TOTAL RENTAL PROPERTY EXPENSES        1,190,031
                                                              ---------
                        INCOME FROM RENTAL OPERATIONS        $1,581,453
                                                             ==========

The accompanying notes are an integral part of this statement.

                            WESTLAND PARK APARTMENTS

                  NOTES TO THE STATEMENT OF RENTAL OPERATIONS

                          YEAR ENDED DECEMBER 31, 1995

NOTE 1 - BASIS OF PRESENTATION

Westland Park Apartments (The Property) consists of a 405 unit garden style residential apartment community located in Jacksonville, Florida together with the existing leases. The assets that comprise the Property have been held as an investment of W. P. Associates, Ltd., a Florida limited partnership (the owner), throughout the year ended December 31, 1995. The accompanying financial statement presents the results of rental operations of the Property as a stand-alone entity.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue and Expense Recognition

The accompanying statement of rental operations has been prepared using the accrual method of accounting. Certain expenses such as depreciation, amortization, income taxes, mortgage interest expense and asset management fees are not reflected in the statement of rental operations, as required by Rule 3-14 of Regulation S-X of the Securities and Exchange Commission.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

NOTE 3 - PROPERTY MANAGEMENT FEES

Property management services were provided through Vestcor Realty Management,
Inc., an affiliate of the owner of the property.   Fees for such services were
5 1/2% of gross receipts from operations.

NOTE 4 - SALE OF PROPERTY

The property was sold to United Dominion Realty Trust, Inc. on May 9, 1996. This statement of rental operations has been prepared to be included in a Current Report on Form 8-K to be filed by United Dominion Realty Trust, Inc.

                       [L.P. MARTIN & COMPANY LETTERHEAD]

                  Independent Accountants' Compilation Report


To the Owners of
Steeplechase Apartments

We have compiled the accompanying statement of rental operations exclusive of mortgage interest expense, depreciation, amortization, income taxes, and asset management fees of Steeplechase Apartments for the two months ended February 29, 1996, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of the management and owners. We have not audited or reviewed the accompanying financial statement and, accordingly, do not express an opinion or any other form of assurance on it.

Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statement, they might influence the user's conclusions about the results of operations. Accordingly, this financial statement is not designed for those who are not informed about such matters.

/s/ L. P. Martin & Company, P.C.

L. P. Martin & Company, P.C.
Certified Public Accountants
Richmond, Virginia
June 20, 1996

                           STEEPLECHASE  APARTMENTS

                         STATEMENT OF RENTAL OPERATIONS

                       TWO MONTHS ENDED FEBRUARY 29, 1996

               (See Independent Accountants' Compilation Report)


REVENUES FROM RENTAL PROPERTY                                 $320,076
                                                              --------
RENTAL PROPERTY EXPENSES:
                Real Estate Taxes                               24,600
                Repairs and Maintenance                         30,473
                Utilities                                       12,843
                Property Management Fees                        15,986
                Other Operating Expenses                        27,110
                                                              --------
                        TOTAL RENTAL PROPERTY EXPENSES         111,012
                                                              --------
                        INCOME FROM RENTAL OPERATIONS         $209,064
                                                              ========

                       [L.P. MARTIN & COMPANY LETTERHEAD]

                  Independent Accountants' Compilation Report

To the Owners of
Westland Park Apartments

We have compiled the accompanying statement of rental operations exclusive of mortgage interest expense, depreciation, amortization, income taxes, and asset management fees of Westland Park Apartments for the four months ended April 30, 1996, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of the management and owners. We have not audited or reviewed the accompanying financial statement and, accordingly, do not express an opinion or any other form of assurance on it.

Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statement, they might influence the user's conclusions about the results of operations. Accordingly, this financial statement is not designed for those who are not informed about such matters.

/s/ L. P. Martin & Company, P.C.

L. P. Martin & Company, P.C.
Certified Public Accountants
Richmond, Virginia
June 18, 1996

                            WESTLAND PARK APARTMENTS

                         STATEMENT OF RENTAL OPERATIONS

                        FOUR MONTHS ENDED APRIL 30, 1996

               (See Independent Accountants' Compilation Report)


REVENUES FROM RENTAL PROPERTY                                 $958,123
                                                              --------
RENTAL PROPERTY EXPENSES:
                Real Estate Taxes                               89,401
                Repairs and Maintenance                        108,053
                Utilities                                       36,889
                Property Management Fees                        52,665
                Other Operating Expenses                       125,652
                                                               -------
                        TOTAL RENTAL PROPERTY EXPENSES         412,660
                                                               -------
                        INCOME FROM RENTAL OPERATIONS         $545,463
                                                              ========

                       UNITED DOMINION REALTY TRUST, INC.
                  CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                                  (UNAUDITED)


         The consolidated pro forma balance sheet at September 30, 1996 is not presented as the acquisitions of Steeplechase Apartments and Westland Park Apartments were acquired on March 7, 1996, and May 9, 1996, respectively. Consequently, these acquisitions are reflected in the Company's unaudited consolidated balance sheet at September 30, 1996 included in the Company's quarterly report on Form 10-Q for the quarter then ended.

         The following consolidated pro forma statements of operations for the year ended December 31, 1995 and for the nine months ended September 30, 1996, assume the acquisitions occurred at the beginning of each period presented.

         The consolidated pro forma statements of operations have been prepared by the management of the Company. The consolidated pro forma statements of operations are not necessarily indicative of the results that would have occurred had the acquisitions been completed on the dates indicated, nor are purported to be indicative of future results. The consolidated pro forma statements of operations should be read in conjunction with the Company's audited consolidated financial statements for the year ended December 31, 1995 (included in the Company's Form 10-K for the year ended December 31, 1995) and its unaudited consolidated financial statements as of September 30, 1996 and for the nine months then ended (included in the Company's Form 10-Q for the quarterly period ended September 30, 1996) and the accompanying notes thereto.

                       UNITED DOMINION REALTY TRUST, INC.
                 CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                 For the Twelve Months Ended December 31, 1995
                                  (Unaudited)
                (In thousands of dollars, except per share data)


                                                                   ACQUISITIONS
                                                                    PREVIOUSLY
                                                                    REPORTED ON        JUNE 30, 1995 AND
                                                                  FORM 8-K DATED        DECEMBER 28, 1995
                                                                JUNE 30, 1995  AND        ACQUISITIONS        PRO FORMA
                                                                  FORM 8-K DATED            PRO FORMA        BEFORE 1996
                                             HISTORICAL  (1)  DECEMBER 28, 1995  (2)     ADJUSTMENTS (3)     ACQUISITIONS
                                            ---------------  ----------------------     ----------------    -------------
Income
    Rental Income                               $195,240             $6,519                $1,045              $202,804
    Interest and dividend income                   1,692                                     (269)(4)             1,423
                                                 -------             ------                ----------          --------
                                                 196,932              6,519                   776               204,227
Expenses
    Rental Expenses
         Utilities                                14,464                430                    64                14,958
         Repairs & maintenance                    30,374                895                    98                31,367
         Real estate taxes                        14,058                504                    67                14,629
         Property management                       5,300                284                   (25)(5)             5,559
         Other operating expenses                 17,446                844                   106                18,396
    Depreciation of real estate owned             38,939                                    1,088 (6)            40,027
    Interest                                      40,646                                      532 (7)            41,178
    General and administrative                     4,865                                                          4,865
    Other depreciation and amortization            1,103                                                          1,103
    Other expenses:
         Impairment loss on real estate held
           for disposition                         1,700                                                          1,700
                                                 -------             ------                 ------             --------
                                                 168,895              2,957                 1,930               173,782
                                                 -------             ------                 ------             --------
Income before gains on sales of
  investments and extraordinary item              28,037              3,562                (1,154)               30,445

Gains on sales of investments                      5,090                                                          5,090
                                                  ------              -----                 ------               ------
Net income                                        33,127              3,562                (1,154)               35,535
Dividends to preferred shareholders                6,637                                    2,599 (8)             9,236
                                                  ------              -----                 ------               ------
Net income available to common shareholders      $26,490             $3,562               ($3,753)              $26,299
                                                  ======              =====                 ======               ======

Net income per common share                        $0.50                                                          $0.50
                                                   =====                                                          =====
Distributions declared per common share            $0.90                                                          $0.90
                                                   =====                                                          =====

Weighted average number of common shares
  outstanding                                     52,781                                                         52,781


                                                                                NON-DEVELOPMENT                       DEVELOPMENT
                                            NON-DEVELOPMENT                        PROPERTIES        DEVELOPMENT       PROPERTIES
                                               PROPERTIES                          SOUTHEAST         PROPERTIES        SOUTHEAST
                                               SOUTHEAST         SOUTH HILLS       PORTFOLIO          SOUTHEAST        PORTFOLIO
                                               PORTFOLIO          PRO FORMA        PRO FORMA          PORTFOLIO        PRO FORMA
                                            ACQUISITION (9)    ADJUSTMENTS (11)   ADJUSTMENTS     ACQUISITION (10)    ADJUSTMENTS
                                            ---------------    ----------------   -----------     ----------------    -----------
Income
    Rental Income                               $17,539              $52                               $5,011
    Interest and dividend income
                                                 ------               --           ---------            -----             -----
                                                 17,539               52               0                5,011                 0
Expenses
    Rental Expenses
         Utilities                                1,311                4                                  319
         Repairs & maintenance                    2,632               13                                  447
         Real estate taxes                        1,303                5                                  325
         Property management                        866                3           ($436)(13)             231             ($108)(18)
         Other operating expenses                 1,353                9              96 (14)             542                26 (19)
    Depreciation of real estate owned                                              3,780 (15)                             1,421 (20)
    Interest                                                                       7,362 (16)                             2,447 (21)
    General and administrative
    Other depreciation and amortization
    Other expenses:
         Impairment loss on real estate held
           for disposition
                                                   -----               --          ------                -----             -----
                                                   7,465               34          10,802                1,864             3,786
                                                   -----               --          ------                -----             -----
Income before gains on sales of
  investments and extraordinary item              10,074               18         (10,802)               3,147            (3,786)
Gains on sales of investments
                                                  ------               --          ------                -----             -----
Net income                                        10,074               18         (10,802)               3,147            (3,786)
Dividends to preferred shareholders
                                                 -------               --         -------                -----             -----
Net income available to common shareholders      $10,074              $18        ($10,802)              $3,147           ($3,786)
                                                 =======               ==         =======                =====            ======

Net income per common share

Distributions declared per common share

Weighted average number of common shares                                              934 (17)                               441(22)
  outstanding

                                                 WESTLAND PARK AND
                                                   STEEPLECHASE
                                                    APARTMENTS          PRO FORMA       PRO
                                                 ACQUISITIONS (23)     ADJUSTMENTS     FORMA
                                                 -----------------     -----------     -----
Income
    Rental Income                                     $4,639                          $230,045
    Interest and dividend income                                                         1,423
                                                       -----             -----        --------
                                                       4,639                0          231,468
Expenses
    Rental Expenses
         Utilities                                       173                            16,765
         Repairs & maintenance                           481                            34,940
         Real estate taxes                               398                            16,660
         Property management                             245             (131)(25)       6,229
         Other operating expenses                        547                            20,969
    Depreciation of real estate owned                                     904 (26)      46,132
    Interest                                                            1,805 (27)      52,792
    General and administrative                                                           4,865
    Other depreciation and amortization                                                  1,103
    Other expenses:
         Impairment loss on real estate held
           for disposition                                                               1,700
                                                       -----            -----          -------
                                                       1,844            2,578          202,155
                                                       -----            -----          -------
Income before gains on sales of
  investments and extraordinary item                   2,795           (2,578)          29,313

Gains on sales of investments                                                            5,090
                                                       -----            -----            -----
Net income                                             2,795           (2,578)          34,403
Dividends to preferred shareholders                                                      9,236
                                                      ------          --------         -------
Net income available to common shareholders           $2,795          ($2,578)         $25,167
                                                      ======          ========         =======

Net income per common share                                                              $0.46
                                                                                       =======
Distributions declared per common share                                                  $0.90
                                                                                       =======

Weighted average number of common shares
  outstanding                                                                           54,156

                       UNITED DOMINION REALTY TRUST, INC.
                 CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                  For the Nine Months Ended September 30, 1996
                                  (UNAUDITED)
                    (In thousands, except per share data)

                                                                                       NON-DEVELOPMENT
                                                                  NON-DEVELOPMENT        PROPERTIES        DEVELOPMENT
                                                                    PROPERTIES          SOUTHEAST          PROPERTIES
                                                                     SOUTHEAST           PORTFOLIO          SOUTHEAST
                                                                      PORTFOLIO           PRO FORMA          PORTFOLIO
                                                 HISTORICAL (1)    ACQUISITION (9)     ADJUSTMENTS (12)   ACQUISITION (10)
                                                 -------------     --------------       ----------------  ----------------
Income
  Rental income                                     $175,119           $9,160              $2,265           $3,757
  Interest  and dividend income                        1,197
                                                     -------            -----               -----            -----
                                                     176,316            9,160               2,265            3,757
Expenses
  Rental expenses:
        Utilities                                     12,810              662                 164              219
        Repairs & maintenance                         29,847            1,146                 283              316
        Real estate taxes                             12,698              651                 161              321
        Property management                            4,192              452                (172)(13)         184
        Other operating expenses                      16,852              699                 232 (14)         266
  Depreciation of real estate owned                   33,711                                2,344 (15)
  Interest                                            35,413                                4,566 (16)
  General and administrative                           4,192
  Other depreciation and amortization                    917
  Impairment loss on real estate held for
    disposition                                          290
                                                     -------            -----               -----            -----
                                                     150,922            3,610               7,578            1,306

Income before gains on sales of
  investments and minority interest of
  unitholders in operating partnership                25,394            5,550              (5,313)           2,451

Gains on sales of investments                          2,176
Minority interest of unitholders in
  operating partnership                                  (26)
                                                      ------            -----               -----            -----
Net income                                            27,544            5,550              (5,313)           2,451
Dividends to preferred shareholders                    7,284
                                                      ------            -----               -----            -----
Net income available to common shareholders          $20,260           $5,550              (5,313)          $2,451
                                                      ======            =====               =====            =====

Net income per common share                             $.36
                                                       =====
Distributions declared per common share                 $.72
                                                       =====

Weighted average number of common shares
  outstanding                                         56,978                                  774 (17)

                                                         DEVELOPMENT
                                                         PROPERTIES                                  WESTLAND PARK
                                                         SOUTHEAST            WESTLAND PARK         AND STEEPLECHASE
                                                         PORTFOLIO           AND STEEPLECHASE          APARTMENTS
                                                          PRO FORMA             APARTMENTS              PRO FORMA          PRO
                                                       ADJUSTMENTS (12)      AQUISITIONS (23)       ADJUSTMENTS (24)      FORMA
                                                       ----------------      ---------------        ----------------      -----
Income
  Rental income                                            $929                $1,278                      $95          $192,603
  Interest  and dividend income                                                                                            1,197
                                                           ----                ------                      ----         --------
                                                            929                 1,278                       95           193,800
Expenses
  Rental expenses:
        Utilities                                            54                    50                        4            13,963
        Repairs & maintenance                                78                   139                       10            31,819
        Real estate taxes                                    79                   114                        8            14,032
        Property management                                 (70)(18)               69                      (30)(25)        4,625
        Other operating expenses                             89 (19)              153                       11            18,302
  Depreciation of real estate owned                       1,316 (20)                                       252 (26)       37,623
  Interest                                                2,223 (21)                                       499 (27)       42,701
  General and administrative                                                                                               4,192
  Other depreciation and amortization                                                                                        917
  Impairment loss on real estate held for
    disposition                                                                                                              290
                                                          -----                   ---                      ---             -----
                                                          3,769                   525                      754           168,464

Income before gains on sales of
  investments and minority interest of
  unitholders in operating partnership                   (2,840)                  753                     (659)           25,336

Gains on sales of investments                                                                                              2,176
Minority interest of unitholders in
  operating partnership                                                                                                      (26)
                                                          -----                   ---                      ----           ------
Net income                                               (2,840)                  753                     (659)           27,486
Dividends to preferred shareholders                                                                                        7,284
                                                          -----                   ---                      ---            ------
Net income available to common shareholders              (2,840)                  753                     (659)          $20,202
                                                          =====                   ===                      ===           =======

Net income per common share                                                                                                $0.35
                                                                                                                          ======
Distributions declared per common share                                                                                     $.72
                                                                                                                          ======

Weighted average number of common shares
  outstanding                                               578 (22)                                                      58,330

See accompanying notes.

                       UNITED DOMINION REALTY TRUST, INC.
            NOTES TO CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND
                   THE TWELVE MONTHS ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

Basis of Presentation

The consolidated pro forma statements of operations on this Form 8-K reflect the historical results of the Company adjusted to reflect the operations of: (i) Steeplechase Apartments and Westland Park Apartments aquired on March 7, 1996 and May 9, 1996, (ii) 18 apartment communities (the "Southeast Portfolio") acquired in an August 15, 1996 portfolio acquisition as previously reported on Form 8-K dated August 15, 1996 (subsequently updated to reflect the results of operations for the nine months ended September 30, 1996 on Form 8-K dated October 31, 1996), (iii) nine apartment communities acquired in a May 4, 1995 portfolio acquisition as previously reported on Form 8-K dated June 30, 1995 and (iv) four apartment communities acquired during the second half of 1995 as previously reported on Form 8-K dated December 28, 1995.

For presentation purposes in the consolidated pro forma statements of operations on this Form 8-K, the Southeast Portfolio has been segregated into two components, the development properties and the non-development properties. There are 14 properties containing 3,196 units which are considered non-development properties and 4 properties containing 1,312 units which are considered development properties. The 14 non-development properties were built prior to 1995 and the four development properties had completed units available for occupancy at various times during 1995 and 1996. For each of the periods presented, the pro forma adjustments for the four development properties are determined based upon the weighted average balance of the purchase price outstanding. The weighted average balance of the purchase price outstanding was calculated by assuming the properties were financed and acquired by the Company on the dates on which certificates of occupancy were obtained for each unit during 1995 and 1996.

The accompanying consolidated pro forma statements of operations assume the following events occurred on the first day of each reporting period presented:
(i) the acquisition of Westland Park and Steeplechase Apartments with bank line borrowings aggregating $30.2 million and a weighted average interest rate of 5.98% (the Company's weighted average market interest rate on short-term bank borrowings in effect at the time of each of the acquisitions), (ii) the acquisition of four apartment communities previously reported on Form 8-K dated December 28, 1995, and (iii) the acquisition of nine apartment communities previously reported on Form 8-K dated June 30, 1995. For 1995, in connection with the acquisitions previously described, the pro forma statements of operations include the April 24, 1995 sale of 4.2 million shares of 9 1/4% Cumulative Redeemable Preferred Stock with a $25 liquidation preference value ("preferred stock"). Net proceeds from the sale of the preferred stock were used to fund the Acquisitions Previously Reported on Form 8-K dated June 30, 1995 and to temporarily repay in full, then existing bank debt until such time additional acquisitions were completed. Of the 4.2 million shares sold, 2.7 million shares were assumed to be used to acquire the Acquisitions Previously Reported on Form 8-K dated June 30, 1995 and 878,589 shares were assumed to have been used to acquire Hunters Ridge Apartments and Mallards of Wedgewood Apartments (two of the properties included in the acquisitions previously reported on Form 8-K dated December 28, 1995). Therefore, such consolidated pro forma statements of operations assume the issuance of 3.6 million shares of preferred stock from the period January 1, 1995 to April 24, 1995 for the twelve months ended December 31, 1995. In addition, the consolidated pro forma statements of operations assume the acquisition of the 14 non-development apartment communities contained in the Southeast Portfolio as if it had occurred on the first day of each reporting period presented. The pro forma statements of operations include the effect of debt and equity incurred in connection with the acquisition of the 14 non-development apartment communities contained in the Southeast Portfolio which includes: (i) bank lines of credit of approximately $14.0 million with a weighted average interest rate of 6.01% (the Company's market interest rate on short-term bank borrowings in effect at the time of the acquisition), (ii) the assumption of secured debt encumbering the properties in the aggregate amount of approximately $75.2 million with a weighted average interest rate of 7.30%,
(iii) Seller financing of approximately $13.9 million bearing interest of 7.10%, and (iv) the issuance of approximately 934,000 newly issued shares of the Company's common stock valued at $13.50 (the closing sales price of the Company's common stock on the date of acquisition) per share for total consideration of $12.6 million. The consolidated pro forma statements of operations also assume the acquisition of the four development apartment communities contained in the Southeast Portfolio. The pro forma statements of operations include the effects of debt and equity incurred in connection with the acquisition of the four development apartment communities contained in the Southeast Portfolio which includes: (i) bank lines of credit of approximately $11.2 million with a weighted average interest rate of 6.01% (the Company's market interest rate on short-term bank borrowings in effect at the time of the acquisition), (ii) the assumption of secured debt encumbering the properties in the aggregate amount of approximately $34.6 million with a weighted average interest rate of 6.59%, (iii) Seller financing of approximately $11.1 million bearing interest of 7.10% and (iv) the issuance of approximately 746,000 newly issued shares of the Company's common stock valued at $13.50 per share (the closing sales price of the Company's common stock on the date of acquisition) for total consideration of $10.1 million.

The assumption of secured debt encumbering the Southeast Portfolio properties consists of the following: (i) four mortgage notes payable encumbering specific properties aggregating $38.6 million, (ii) a $40 million secured senior credit facility with Wachovia Bank and (iii) a $31.2 million secured senior credit facility with First Union National Bank, as follows:

Specific Mortgage or Construction Notes Payable:

                                 Loan               Interest
Property Name                  Amount                  Rate
Cape Harbor*                 $ 9,500,000       6.531% (Variable-LIBOR + 1%)
The Village at Cliffdale      10,509,232       7.875%
Rivergate                      9,837,246       8.000%
Morganton Place                8,739,750       6.531% (Variable-LIBOR + 1%)
                           -------------
                             $38,586,228
                             ===========
*Construction Note Payable

Cross-Collateralize Secured Notes Payable:

                                    Loan           Interest
Lender                            Amount             Rate
Wachovia Bank**                 $ 10,000,000       7.14%
Wachovia Bank**                    5,000,000       6.98%
Wachovia Bank**                   25,000,000       6.53% (Variable-LIBOR +1%)
First Union National Bank***      20,000,000       7.75%
First Union National Bank***       5,000,000       7.38%
First Union National Bank***       5,000,000       7.50%
First Union National Bank***       1,232,805       6.61% (Variable-LIBOR +1.18%)
                                 -----------
                                $ 71,232,805
                                 ===========
Total Mortgage Notes Payable    $109,819,033
                                 ===========

** The $40 million Wachovia Bank senior credit facility is secured by six properties contained in the Southeast Portfolio. For purposes of this Form 8- K, LIBOR is assumed to be 5.53% which represents the 3 month LIBOR on August 15, 1996, the date of the acquisition. There are two related interest rate swap agreements with Wachovia Bank in the aggregate notional amount of $15 million under which the Company pays a fixed-rate of interest and receives a variable-rate on the notional amounts. The interest rate swaps effectively change the Company's interest rate exposure from a variable-rate to a fixed-rate of 7.09% (weighted average) on $15 million of the $40 million senior credit facility.

*** The $31.2 million First Union National Bank senior credit facility is secured by seven properties contained in the Southeast Portfolio. For purposes of this Form 8- K, LIBOR is assumed to be 5.43% which represents the 1 month LIBOR on August 15, 1996, the date of the acquisition. There are three interest rate swap agreements with First Union National Bank in the aggregate notional amount of $30 million under which the Company pays a fixed-rate of interest and receives a variable-rate on the notional amounts. The interest rate swaps effectively change the Company's interest rate exposure from a variable-rate to a fixed-rate of 7.65% (weighted average) on $30 million of the $31.2 million senior credit facility.

The unaudited pro forma statements of operations are not necessarily indicative of what the Company's results would have been for the nine months ended September 30, 1996 and for the year ended December 31, 1995 if the acquisitions had been consummated at the beginning of each period presented, nor do they purport to be indicative of the results of operations or financial position in future periods.


(1) Represents the Company's Historical Statements of Operations contained in its Quarterly Report on Form 10-Q for the nine months ended September 30, 1996 and its Annual Report on Form 10-K for the year ended December 31, 1995.

(2) Amounts appearing under the column entitled "Acquisitions Previously Reported on Form 8-K dated June 30, 1995 and Form 8-K dated December 28, 1995" give effect to significant acquisitions that have been previously reported to the Securities and Exchange Commission by the Company on Form 8-K dated June 30, 1995 and Form 8-K dated December 28, 1995. A reconciliation of net income for the twelve months ended December 31, 1995 is as follows:

                                                         Net Income
                               Filing to Update         Twelve Months
 8-K Filed                           8-K               (In thousands)
 ---------                  -----------------------    ---------------
 June 30, 1995                      N/A                    $1,821
 December 28, 1995                8-K/A                     1,741
                                                            -----
                                                           $3,562
                                                            =====
(3) Represents operations of the Acquisitions Previously Reported on Form 8-K Dated June 30, 1995 for the 33 day period from April 1, 1995 to May 3, 1995, which represents the period not owned by the Company during the second quarter of 1995 (based on the operating statements of the properties for the stub period January 1, 1995 to March 31, 1995). The unaudited combined statements of rental operations were for the stub period January 1, 1995 to March 31, 1995.

(4) Reflects the reduction of interest income associated with the use of short-term investments to acquire Hunters Ridge Apartments (66 of the 365 days during 1995) and Mallards of Wedgewood Apartments (93 of the 365 days during 1995) at market interest rates in effect at the time of the acquisition. As discussed in the "Basis of Presentation", Hunters Ridge Apartments and Mallards of Wedgewood Apartments were assumed to have been acquired with 878,589 shares of the preferred stock. The net proceeds from the sale of the preferred stock were received on April 24, 1995 and were temporarily invested in short-term investments until such time as these acquisitions occurred.

                           Purchase       Interest      Interest Income
 Property                    Price          Rate          Adjustment
 --------                 -------------     ------        ------------
 Hunters Ridge            $13,403,983       6.17%         $  149,544
 Mallards of Wedgewood      7,823,950       6.00%            119,610
                          -------------                   ----------
                          $21,227,933                     $  269,154
                          ===========                     ==========

(5) Reflects the net reduction in property management fees for the Acquisitions Previously Reported on Form 8-K dated June 30, 1995 and Form 8-K dated December 28, 1995. The Company internally managed its apartment portfolio at a then assumed cost of approximately 3.5% of rental income (based on 1994 actual information). The Company uses 98% of the amount reported as rental income in calculating the property management fee, as 2% of the amount reported as rental income is assumed to be other income which is not subject to management fee. As documented in Notes 13 and 18, based upon 1995 actual information, the Company internally managed its apartment properties at an assumed cost of approximately 2.5% of rental income. The decrease in the management fee from 3.5% in 1994 to 2.5% in 1995 was a result of the economies of scale and efficiencies the Company achieved due to the significant growth experienced by the Company during this same time.

(6) Reflects the net adjustments to depreciation expense to record the Acquisitions Previously Reported on Form 8-K dated June 30, 1995 and December 28, 1995 at the beginning of each period presented. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. Buildings have been depreciated over 35 years and other improvements over 15 years based upon the initial cost of the Acquisitions Previously Reported on Form 8-K dated June 30, 1995 of $65.7 million and Acquisitions Previously Reported on Form 8-K dated December 31, 1995 of $32.9 million. The allocation and estimated useful lives are as follows:

         Acquisitions Previously Reported on Form 8-K dated June 30, 1995:

                                                Estimated        Twelve Month
                            Allocation of      Useful Life       Depreciation
                           Purchase Price        In Years        Adjustment**
                           --------------      -----------       ------------
Building                    $ 50,495,338             35          $   492,931
Other Improvements             2,916,939             15               66,441
Land                          12,292,524            N\A                   --
                              ----------                         -----------
                            $ 65,704,801                         $   559,372
                            ============                         ===========

** The Acquisitions Previously Reported on Form 8-K Dated June 30, 1995 were purchased by the Company on May 4, 1995, as such, the depreciation adjustment for the twelve months ended December 31, 1995 is computed for the 123 day period (out of 360 days) the properties were not owned by the Company.

         Acquisitions Previously Reported on Form 8-K dated  December 28, 1995:

                                               Estimated        Twelve Month
                           Allocation of      Useful Life       Depreciation
                           Purchase Price       In Years        Adjustment**
                           --------------     -----------       ------------
Building                   $ 25,438,503             35          $   442,549
Other Improvements            2,138,662             15               86,814
Land                          5,290,780            N\A                   --
                           ------------                        -------------
                           $ 32,867,945                         $   529,363
                           ============                        =============
Total                      $ 98,572,746                         $ 1,088,735
                           ============                        ============

** The Acquisitions Previously reported on Form 8-K Dated December 28, 1995 were purchased by the Company at various times during the second and third quarters of 1995. The depreciation adjustment is computed for each property based on the number of days the properties were not owned by the Company. The weighted average number of days the properties were not owned by the Company during 1995 was 219.20 days (out of 360 days).

(7) Reflects the additional interest expense associated with the Acquisitions Previously Reported on Form 8-K dated December 28, 1995 as follows: (i) variable-rate bank debt aggregating $2.7 million used to fund the acquisitions at assumed interest rates equal to market rates in effect at the time of each respective acquisition, (ii) the assumption of a fixed-rate mortgage note in the amount of $3.3 million bearing interest of 7.6% in connection with the acquisition of Marble Hill Apartments and (iii) the assumption of a $5.6 million variable-rate tax-exempt housing bond bearing interest of 5.14% in connection with the acquisition of Andover Place Apartments.

                                                                    Twelve Month
                                        Amount         Interest       Interest
Property          Type of Debt             Debt          Rate       Adjustment**
--------          ------------       ---------------   -------     -------------
Marble Hill       Bank Debt            $ 2,629,662       6.48%         $126,517
Marble Hill       Mortgage Debt          3,344,066       7.60%          188,697
Andover Place     Bank Debt                 46,284       6.48%            2,227
Andover Place     Tax-Exempt Bonds       5,620,000       5.14%          214,475
                                       -----------       -----       -----------
                                       $11,640,012                     $531,916
                                       =============                 ==========

** For the twelve months ended December 31, 1995, the interest expense adjustment is for 271 days (based on a 365 day year) as the properties were purchased on September 28, 1995.

 (8) Reflects the adjustment to net income to record dividends paid to preferred shareholders on 3,598,001 shares of preferred stock in calculating net income available to common shareholders for the 114 day period (out of 365 days) from the period January 1, 1995 to April 24, 1995 for the twelve months ended December 31, 1995.

(9) Represents the actual results of operations for the 14 properties containing 3,196 units which are considered non-development properties. A reconciliation of the combined rental operations of the development and non-development properties to the audited combined results of operations for the twelve months ended December 31, 1995 and the unaudited combined results of operations for the six months ended June 30, 1996, as appearing in Form 8-K dated August 15, 1996, is as follows:

                                        Net Income       Net Income
                                    Twelve Months        Six Months
 Properties                              (In 000's)        (In 000's)
 ----------                         -----------------  --------------
 Development Properties                 $ 3,147             $2,451
 Non-Developmement Properties            10,074              5,550
                                        -------              -----
                                        $13,221             $8,001
                                        =======             ======

(10) Represents the actual results of operations for the 4 properties containing 1,312 units which are considered development properties for the six month period ended June 30, 1996. See Note 9 above.

(11) Represents operations of South Hills Apartments for the 29 day period from January 1, 1995 to January 29, 1995, which represents the period not owned by the Sellers of the Southeast Portfolio during 1995 (based on the unaudited operating statement of the property for the stub period January 30, 1995 to December 31, 1995).

(12) Represents the pro forma results of operations for the 14 non-development properties and the four development properties for the the 45 day period from July 1, 1996 to August 15, 1996, which was the period that the properties were not owned by the Company during the quarter ended September 30, 1996 (based on the unaudited combined statement of rental operations for the 182 day stub period from January 1, 1996 to June 30, 1996). The unaudited combined statement of rental operations was for the stub period January 1, 1996 to June 30, 1996, as appearing in Form 8-K dated August 15, 1996 (See Notes 9 and 10 above).

(13) Reflects the net decrease in property management fees for the non-development properties. The Company internally manages its apartment properties at an assumed cost of approximately 2.5% of rental income (based upon 1995 actual information). The Company uses 98% of the amount reported as rental income in calculating the property management fee, as 2% of the amount reported as rental income is assumed to be other income which is not subject to management fee.

(14) Represents the net increase in insurance expense to reflect that the Company insures its apartments for approximately $29.97 per unit more than the historical insurance expense of the 3,196 apartment units for the the non-development properties contained in Southeast Portfolio (the nine months ended September

         30, 1996, includes a pro forma adjustment for 227 out of 366 days).

(15) Reflects the net adjustments to depreciation expense to record the non-development properties in the Southeast Portfolio acquisition at the beginning of each period presented. Depreciation is computed on a straight-line basis over the useful lives of the related assets based upon the actual purchase price allocation of the Southeast Portfolio. Buildings have been depreciated over 35 years and other improvements over a weighted average life of 7.1622 years based upon the initial cost of the non-development properties in the Southeast Portfolio of $115.7 million. The allocation and useful lives are as follows for the non-development properties:

                                                       Twelve Months    Nine Months
                     Allocation of     Useful Life     Depreciation     Depreciation
                     Purchase Price     In Years        Adjustment**    Adjustment**
                     --------------    -----------     ------------     -----------
Building              $ 96,637,354          35          $2,761,067      $1,712,465
Other Improvements       7,296,003      7.1622           1,018,681         631,805
Land                    11,739,024        N\A                   --            --
                      ------------                      -----------     -----------
                      $115,672,381                      $3,779,748      $2,344,270
                      ============                      ===========     ===========

** The nine months ended September 30, 1996, includes a pro forma adjustment for 227 out of 366 days. The twelve months ended December 31, 1995 includes a pro forma adjustment for the full year.

(16) Reflects the additional interest expense associated with the acquisition of the non-development properties contained in the Southeast Portfolio as follows: (i) variable-rate bank debt aggregating $14.0 million used to fund the acquisition at assumed interest rates equal to market rates in effect at the time of the acquisition of 6.01%, (ii) the assumption of secured debt in the amount of $75.2 million which includes two mortgage notes aggregating $20.3 million and seven cross-collateralized notes aggregating $54.9 million with a weighted average interest rate of 7.36%, and (iii) the issuance of a fixed-rate $13.9 million note to the Seller of the Southeast Portfolio bearing interest of 7.10%.

                                   Weighted
                                   Average       Twelve Month         Nine Month
                                   Interest      Interest Expense  Interest Expense
Type of Debt           Amount        Rate        Adjustment**        Adjustment**
------------      -------------    --------      -------------     ---------------
Bank Lines        $ 13,982,880       6.01%        $  840,371         $  521,214
Secured Debt*       75,175,680       7.36%         5,534,563          3,432,639
Note to Seller      13,902,591       7.10%           987,084            612,208
                   -------------                  -----------        -----------
                  $103,061,151                    $7,362,018         $4,566,061
                  ============                    ===========        ===========

** The nine months ended September 30, 1996, includes a pro forma adjustment for 227 out of 366 days. The twelve months ended December 31, 1995 includes a pro forma adjustment for the full year.

(17) Represents the issuance of 934,165 shares of the Company's common stock to the Seller of the Southeast Portfolio at $13.50 per share attributable to the non-development properties in the Southeast Portfolio based upon the aggregate allocated purchase price. The shares are assumed to have been outstanding from the beginning of each period presented. The nine months ended September 30, 1996, includes a pro forma adjustment for 227 out of 274 days. The twelve months ended December 31, 1995 includes a pro forma adjustment for the full year.

(18) Reflects the net decrease in property management fees for the development properties. The Company internally manages its apartment properties at an assumed cost of approximately 2.5% of rental income (based upon 1995 actual information). The Company uses 98% of the amount reported as rental income in calculating the property management fee, as 2% of the amount reported as rental income is assumed to be other income which is not subject to management fee.

(19) Represents the net increase in insurance expense to reflect that the Company insures its apartments for approximately $29.97 per unit more than the historical insurance expense of the 1,312 apartment units for the development properties contained in Southeast Portfolio. Since the four development properties were under various stages of construction during 1995 and 1996, the weighted average number of units outstanding for both periods presented is used in the calculation of the insurance expense pro forma adjustment. For the twelve months ended December 31, 1995, and the nine months ended September 30, 1996, the weighted average number of development units outstanding was 861 and 1,241 (the nine months ended September 30, 1996, includes a pro forma adjustment for 227 out of 366 days), respectively.

(20) Reflects the net adjustments to depreciation expense to record the development properties in the Southeast Portfolio acquisition at the beginning of each period presented. Depreciation is computed on a straight-line basis over the useful lives of the related assets based upon the actual purchase price allocations of the Southeast Portfolio. Buildings have been depreciated over 35 years and other improvements over a weighted average life of 6.7 years based upon the initial cost of the development properties in the Southeast Portfolio of $67.0 million. The allocation and useful lives are as follows for the development properties:



         For the twelve months ended December 31, 1995:

                                    Weighted Average                    Twelve Months
                    Allocation of     Allocation of    Useful Life       Depreciation
                    Purchase Price   Purchase Price**   In Years        Adjustment***
                    --------------   ----------------   ----------      -------------
Building              $57,967,420     $37,151,197          35           $ 1,061,463
Other Improvements      4,048,512       2,408,985         6.7               359,550
Land                    4,952,938       2,938,969         N\A                    --
                      -----------     -----------                       -----------
                      $66,968,870     $42,499,151                       $ 1,421,013
                      =============   ===========                       ===========

         For the nine months ended September 30, 1996:

                                      Weighted Average                     Nine Months
                      Allocation of    Allocation of     Useful Life       Depreciation
                     Purchase Price   Purchase Price**     In Years        Adjustment***
                     --------------   ----------------   -----------       -------------
Building                $57,967,420    $54,604,690           35            $  967,624
Other Improvements        4,048,512      3,768,179          6.7               348,820
Land                      4,952,938      4,623,032          N\A                    --
                      -------------    -----------                         -----------
                        $66,968,870    $62,995,901                         $1,316,444
                      =============    ===========                         ===========

** Since the four development properties were under various stages of construction during 1995 and 1996, the weighted average balance of the purchase price outstanding for both periods presented is used in the calculation for the depreciation expense pro forma adjustment.

*** The nine months ended September 30, 1996, includes a pro forma adjustment for 227 out of 366 days. The twelve months ended December 31, 1995 includes a pro forma adjustment for the full year.

(21) Reflects the additional interest expense associated with the acquisition of the development properties contained in the Southeast Portfolio as follows: (i) additional bank debt aggregating $11.2 million used to fund the acquisition at assumed interest rates equal to market rates in effect at the time of the acquisition of 6.01%, (ii) the assumption of various secured debt aggregating $34.6 million bearing a weighted average interest rate of 6.76% which includes one mortgage note, one construction note and seven cross- collateralized notes (See Note 3 of the Notes to the Consolidated Balance Sheet) and
         (iii) the issuance of a fixed-rate $11.1 million note to the Seller of the Southeast Portfolio bearing interest of 7.10%.

         For the twelve months ended December 31, 1995:

                                                                             Twelve Months
 Development                        Weighted Average    Weighted Average   Interest Expense
 Property             Total Debt     Debt Outstanding     Interest Rate      Adjustment**
 -----------          ----------    -----------------   ----------------   -----------------
 Morganton Place     $12,386,796       $11,264,470          6.537781%         $  736,446
 Lake Brandt          12,000,041         7,495,453          7.016978%            525,954
 Cape Harbor          16,733,447         2,868,373          6.540838%            187,616
 Stonesthrow          15,781,975        14,919,438          6.684529%            997,294
                      ----------        ----------                            ----------
                     $56,902,259       $36,547,734                            $2,447,310
                   =============    ==============                           ===========

         For the nine months ended September 30, 1996:

Development                        Weighted Average   Weighted Average   Interest Expense
 Property            Total Debt    Debt Outstanding     Interest Rate      Adjustment**
-----------          ----------    ----------------   ----------------    ---------------
Morganton Place    $ 12,386,796    $    12,386,796        6.537781%        $  502,266
Lake Brandt          12,000,041         12,000,041        7.016978%           522,249
Cape Harbor          16,733,447         13,410,168        6.540838%           544,017
Stonesthrow          15,781,975         15,781,975        6.684529%           654,300
                     ----------         ----------                         ----------
                  $  56,902,259    $    53,578,980                         $2,222,832
                  =============    ===============                        ===========

** Since the four development properties were under various stages of construction during 1995 and 1996, the interest expense pro forma adjustment is based on the weighted average amount of debt outstanding as determined by the weighted average balance of the purchase price outstanding during each of the periods presented. For the nine months ended September 30, 1996, the interest expense adjustment is calculated on 227 out of 366 days.

(22) Represents the issuance of 745,675 shares of the Company's common stock to the Seller of the Southeast Portfolio at $13.50 per share attributable to the development properties in the Southeast Portfolio based on the aggregate allocated purchase price. The shares are assumed to have been issued and outstanding from the earlier of the beginning of each period presented or the date on which certificates of occupancy were granted for each unit contained in the development properties. For the twelve months ended December 31, 1995 and the nine months ended September 30, 1996, based upon the weighted average balance of the purchase price outstanding during 1995 and 1996, the weighted average days the stock is assumed to have been outstanding is 215.79 (out of 365 days) and 175.92 (out of 227 days), respectively.

(23) Represents the actual results of operations for Steeplechase Apartments and Westland Park Apartments as reported elsewhere herein.

(24) Represents the pro forma adjustments for Westland Park and Steeplechase Apartments. For Westland Park Apartments this represents the 8 day period from May 1, 1996 to May 9, 1996, which was the period that the property was not owned by the Company during 1996 and the period not included in the actual results of operations in Note 23 (based on the average per day unaudited statement of rental operations for the 121 day stub period from January 1, 1996 to April 30, 1996). For Steeplechase Apartments this represents the 6 day period from March 1, 1996 to March 6, 1996, which was the period that the property was not owned by the Company during 1996 and the period not included in the actual results of operations in Note 23 (based on the average per day unaudited statement of rental operations for the 60 day stub period from January 1, 1996 to February 29, 1996).

(25) Reflects the net decrease in property management fees for Westland Park and Steeplechase Apartments. The Company internally manages its apartment properties at an assumed cost of approximately 2.5% of rental income (based upon 1995 actual information). The Company uses 98% of the amount reported as rental income in calculating the property management fee, as 2% of the amount reported as rental income is assumed to be other income which is not subject to management fee.

(26) Reflects the net adjustments to depreciation expense to record Westland Park and Steeplechase Apartments acquisitions at the beginning of each period presented. Depreciation is computed on a straight-line basis over the useful lives of the related assets based upon the actual purchase price allocations of the properties. Buildings have been depreciated over 35 years and other assets over 5, 10 or 20 years depending on the useful life of the related asset. The weighted average life of other assets for Westland Park and Steeplechase Apartments is approximately 7.41 years based upon the initial cost of the properties of $30.2 million. The allocation and useful lives are as follows:

         For the twelve months ended December 31, 1995:

                                                       Twelve Months
                       Allocation of    Useful Life     Depreciation
                       Purchase Price     In Years       Adjustment
                       --------------   -----------    -------------
Building                 $25,133,903           35         $718,112
Other Improvements         1,375,227     7.405319          185,707
Land                       3,689,016           --               --
                          ----------                     ---------
Total                    $30,198,146                      $903,819
                         ===========                      ========
         For the nine months ended September 30, 1996:

                                                         Nine Months
                      Allocation of    Useful Life      Depreciation
                      Purchase Price     In Years        Adjustment**
                      --------------   -----------      -------------
Building                 $25,133,903          35           $200,384
Other Improvements         1,375,227    7.405319             51,820
Land                       3,689,016          --                 --
                      --------------                     -----------
                         $30,198,146                       $252,204
                       =============                     ===========


** The nine months ended September 30, 1996, includes a pro forma adjustment for 102.13 out of 366 days (66 days for Steeplechase Apartments and 129 days for Westland Park Apartments). The twelve months ended December 31, 1995 includes a pro forma adjustment for the full year.

(27) Reflects the additional interest expense associated with the acquisition of Westalnd Park and Steeplechase Apartments on variable-rate bank debt aggregating $30.2 million used to fund the acquisitions at assumed interest rates equal to market rates in effect at the time of each respective acquisition.

For the twelve months ended December 31, 1995:

                                                     Twelve Months
                                                    Interest Expense
Property             Total Debt     Interest Rate     Adjustment**
-----------          ----------     -------------   ----------------
Westland Park      $ 16,699,276        6.0296%         $1,006,899
Steeplechase         13,498,870        5.9144%            798,376
                     ----------                         ---------
                  $  30,198,146                        $1,805,275
                  =============                      =============


For the nine months ended September 30, 1996:

                                                       Nine Months
                                                     Interest Expense
Property             Total Debt        Interest Rate   Adjustment***
--------            --------------    --------------- ---------------
Westland Park       $16,699,276          6.0296%         $354,891
Steeplechase         13,498,870          5.9144%          143,969
                   -------------                      --------------
                    $30,198,146                          $498,860
                   =============                      =============

** For the twelve months ended December 31, 1995, the interest expense adjustment is for the full year.

*** For the nine months ended September 30, 1996, the interest expense adjustment for Westland Park and Steeplechase Apartments is for 129 and 66 days, respectively (based on a 366 day year).

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        UNITED DOMINION REALTY TRUST, INC.



Date:     November 15, 1996                         /s/ James Dolphin
      -----------------------------         ------------------------------------
                                            James Dolphin, Senior Vice President
                                                    Chief Financial Officer


Date:      November 15, 1996                       /s/ Jerry A. Davis
      -----------------------------          ------------------------------
                                             Jerry A. Davis, Vice President
                                                  Corporate Controller

                                               Exhibit 23(a)

             [L.P. Martin & Company Letterhead]





                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
United Dominion Realty Trust, Inc.


We consent to the incorporation by reference in the previously filed Registration Statement Form S-3 No. 33-40433, Registration Statement Form S-3 No. 33-32930, Registration Statement Form S-3 No. 33-55159, Registration Statement Form S-3 No. 33-64275, Registration Statement Form S-3 No. 333-11207, Registration Statement Form S-3 No. 333-15133, Registration Statement Form S-8 No. 33-47926, Registration Statement Form S-8 No. 33-48000, and Registration Statement Form S-8 No. 33-58201 of United Dominion Realty Trust, Inc. of our report dated June 20, 1996, with respect to the statement of rental operations of Steeplechase Apartments for the year ended December 31, 1995, included in this Form 8-K dated October 31, 1996.

/s/ L.P. Martin & Company, P.C.
-------------------------------
L.P. Martin & Company, P.C.

L.P. Martin & Company, P.C.
Certified Public Accountants
Richmond, Virginia
November 13, 1996

                                                       Exhibit 23(b)


                       [L.P. Martin & Company Letterhead]



                        CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
United Dominion Realty Trust, Inc.


We consent to the incorporation by reference in the previously filed Registration Statement Form S-3 No. 33-40433, Registration Statement Form S-3 No. 33-32930, Registration Statement Form S-3 No. 33-55159, Registration Statement Form S-3 No. 33-64275, Registration Statement Form S-3 No. 333-11207, Registration Statement Form S-3 No. 333-15133, Registration Statement Form S-8 No. 33-47926, Registration Statement Form S-8 No. 33-48000, and Registration Statement Form S-8 No. 33-58201 of United Dominion Realty Trust, Inc. of our report dated June 18, 1996, with respect to the statement of rental operations of Westland Park Apartments for the year ended December 31, 1995, included in this Form 8-K dated October 31, 1996.


/s/ L.P. Martin & Company, P.C.
-------------------------------
L.P. Martin & Company, P.C.

L.P. Martin & Company, P.C.
Certified Public Accountants
Richmond, Virginia
November 13, 1996